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EXHIBIT 10.3

Second Amended and Restated Agreement
(to Provide Materials and Services)

This SECOND AMENDED AND RESTATED AGREEMENT ("Agreement"), entered into as of April 1, 2005, between Union Carbide Corporation ("UCC"), a New York corporation, and Dow Hydrocarbons and Resources Inc. ("DHRI"), a Delaware corporation, amends and restates that certain agreement of February 6, 2001, as amended and restated as of July 1, 2003 (the "First Amended Agreement"). DHRI agrees to supply the UCC Group (as defined below) with certain products and services under the terms and conditions set forth below.

1.     TERM

  The term of this Agreement shall commence on the Effective Date and shall extend until December 31, 2005, and shall continue from year-to-year thereafter, unless earlier terminated in accordance with the provisions of this Agreement (the "Term"). Either UCC or DHRI may elect at any time to terminate this Agreement by providing the other with at least six (6) months' advance written notice of termination.

2.     DEFINITIONS

        As used in this Agreement:

  (a)
  An "Affiliate" with respect to any entity means any other entity directly or indirectly controlling, controlled by or under common control with, such entity, where "control" of an entity (including, with correlative meaning, the terms "controlling, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

  (b)
  "Arranged Sales" has the meaning given to it in Section 8(B)(2)(b).

  (c)
  "Arranged Supply" has the meaning given to it in Section 8(B)(2)(a).

  (d)
  "Delivery Point" means the point at which product supplied by DHRI to a UCC Member under this Agreement is received (1) into the facilities of such UCC Member or its designee (including without limitation storage facilities operated by such UCC Member or its designee), or (2) into Intermediary Equipment directly connected to the facilities of such UCC Member or its designee, or (3) into the facilities of a third party, or a designee of such UCC Member or such third party, in fulfillment of an obligation of such UCC Member to deliver product to or on behalf of such third party; for avoidance of doubt, (A) when received into any truck or tank car, the Delivery Point is the point at which the product enters the receiving truck or car; (B) when received into any pipeline, the Delivery Point is the point at which the product passes the connection between the delivering pipeline and receiving pipeline; (C) when received into storage, the Delivery Point is the point at which the product enters a storage tank or cavern; (D) when received by "in-line" transfer or "in-storage" transfer, receipt at the Delivery Point occurs immediately upon such transfer; or (E) when received by or into any vessel, the Delivery Point is at the flange between the vessel's permanent hose connection and the shore line.

  (e)
  "Effective Date" means April 1, 2005.

  (f)
  "GAAP" means generally accepted accounting principles.

  (g)
  "Intermediary Equipment" means, with respect to a UCC Member or its designee, intermediary systems or equipment, owned or controlled by a third party, used to deliver products to such UCC Member's or designee's facilities pursuant to a Separate Contract. For avoidance of doubt, the Burnel line connected to UCC's Seadrift Operations is Intermediary Equipment.

  (h)
  "Major Sites" means the following four sites: UCC's West Virginia Operations in the vicinity of South Charleston, WV; UCC's St. Charles Operations, in the vicinity of Hahnville, LA; UCC's Texas City Operations in Texas City, TX; and UCC's Seadrift Operations in the vicinity of Seadrift, TX.

  (i)
  "Net Supply Cost" means the following costs, to be determined in accordance with the then-current cost accounting practices applied by DHRI consistent with GAAP: (1) for fuels, on a site specific basis, the cost of purchases of such fuel (and transportation and storage thereof, except as provided otherwise by the delivery terms of Section 4(b)(2)) under Third-Party Contracts, net of related sales and exchanges, (2) for hydrocarbon feedstocks, the cost of purchases of such hydrocarbon feedstocks (and transportation and storage thereof, except as provided otherwise by the delivery terms of Section 4(b)(2)) under Third-Party Contracts, using the weighted average cost of DHRI's U.S. Gulf Coast pooled inventory and purchases, net of related sales and exchanges, (3) for monomers and aromatics, the cost of purchases of such monomers and aromatics (and transportation and storage thereof, except as provided otherwise by the delivery terms of Section 4(b)(2)), using the weighted average price for such monomers and aromatics under U.S. Gulf Coast Third-Party Contracts, and (4) for electricity, on a site specific basis, the cost (including without limitation applicable fees charged by non-Affiliate third parties) of purchases of such electricity (and transmission thereof), based on market prices, Third-Party Contract prices, or a combination thereof, as applicable, net of related sales of electricity.

  (j)
  "Separate Contract" means an agreement, which pre-exists the Effective Date, between one or more third parties and one or more UCC Members, including without limitation any such agreement (1) for supply, delivery, storage or transportation of products to UCC or its designee, and/or (2) for the swap or exchange of any products.

  (k)
  "Small Sites" means the UCC Group's locations other than the Major Sites.

  (l)
  "TDCC" means The Dow Chemical Company.

  (m)
  "Term" has the meaning given to it in Section 1.

  (n)
  "Third-Party Contracts" means contracts between the purchaser (i.e., DHRI or a DHRI Affiliate) and a third party that is not an Affiliate of such purchaser.

  (o)
  "UCC Group" means UCC and the UCC Subsidiaries, collectively.

  (p)
  "UCC Member" means a member of the UCC Group.

  (q)
  "UCC Subsidiary" means a direct or indirect wholly-owned U.S. subsidiary of UCC (such as, but not limited to, Amerchol Corporation, Seadrift Pipeline Corporation, UCAR Pipeline Incorporated, and UCAR Louisiana Pipeline Company).

3.     PRODUCTS AND SERVICES TO BE SUPPLIED BY DHRI TO UCC

  (a)
  The following products and services will be supplied by DHRI to the UCC Group, as described below, in connection with the UCC Group's U.S. locations except to the extent otherwise agreed to by DHRI and UCC:

  (1)
  Products: 100% of the UCC Group's procurement requirements for

  (A)
  fuels, primarily natural gas,

  (B)
  hydrocarbon feedstocks,

  (C)
  monomers and aromatics (to supplement the UCC Group's production of monomers and aromatics), and

  (D)
  electricity,

      except to the extent supply of such products is arranged in accordance with Sections 3(a)(2) or 3(c), below, or is procured by a UCC Member pursuant to a Separate Contract.

    (2)
    Services. DHRI shall provide: management of the UCC Group's hydrocarbon and energy asset base, and management of the UCC Group's hydrocarbon and energy business matters, including without limitation: (i) management of hydrocarbon and energy contracts (including without limitation Separate Contracts); (ii) communications, as required, with the UCC Group's management and authorized representatives, as well as with any of the UCC Group's external customers, in connection with such hydrocarbon and energy business matters; (iii) monitoring of the UCC Group's and industry supply/demand balances of hydrocarbon and energy products; (iv) the implementation of both short and long term strategic positions in hydrocarbon and energy products; and (v) as mutually determined by UCC and DHRI, provision to the UCC Group of applicable accounting and computer systems to manage the other services supplied to the UCC Group under this Agreement. To the extent a UCC Member elects to separately arrange the supply of any one or more of the foregoing services, in whole or in part, such supply is outside the scope of this Agreement.

      Except to the extent supplied by DHRI pursuant to Section 3(a)(1) above, or procured by a UCC Member pursuant to a Separate Contract, and subject to Section 3(c), below, DHRI shall also arrange the supply and sales of fuels, feedstocks, monomers, aromatics, electricity, steam and utilities, as described below:

      (A)
      Arrange the supply to the UCC Group of 100% of the UCC Group's procurement requirements for fuels (such as natural gas and coal) and hydrocarbon feedstocks, and arrange any storage or transportation needed to effectuate such supply.

      (B)
      Arrange (1) the supply to the UCC Group of 100% of the UCC Group's procurement requirements for monomers and aromatics, to supplement the UCC Group's production of monomers and aromatics, (2) the sale of 100% of the UCC Group's surplus monomers, aromatics, and hydrocarbon co-products and by-products, and (3) any storage or transportation needed to effectuate such supply or sales.

      (C)
      Arrange (1) the supply to the UCC Group of 100% of the UCC Group's procurement requirements for electricity, steam and other utilities, (2) the sale of 100% of the UCC Group's surplus electricity, steam and other utilities, and (3) any transportation needed to effectuate such supply or sales; however, to the extent UCC or any other UCC Member elects to separately arrange the supply, sale, or transportation of a UCC Member's procurement requirements for electricity, steam or other utilities, such supply or sales are outside the scope of this Agreement.

  (b)
  Where DHRI arranges product to be supplied to a UCC Member by TDCC or a TDCC Affiliate, TDCC or such TDCC Affiliate shall (and TDCC shall cause such Affiliate to) supply such product at Net Supply Cost.

  (c)
  With respect to any one or more of the Small Sites, DHRI may elect to not supply or, to discontinue (at any time) supply of, any one or more of the products or services described in Section 3(a), above; in the event DHRI elects to discontinue supply of any one or more of such products or services (other than pursuant to other provisions of this Agreement which expressly provide for termination of this Agreement), DHRI will reasonably cooperate with UCC to effect a transition to another supplier of such service or product. For any UCC Group location where DHRI does not supply a product or service as described in Section 3(a), above, then upon request of a UCC Member, DHRI may, at its option, consult with a UCC Member regarding the member's procurement of such product or service from third parties.

  (d)
  A representative list of products to be supplied to the UCC Group in connection with this Agreement is set forth in Exhibit A, attached to and hereby made part of this Agreement ("Exhibit A").

  (e)
  The parties' respective obligations under Section 3(a) of this Agreement are subject to Separate Contracts; for the avoidance of doubt, a UCC Member shall remain responsible for the payment of any charges payable by such UCC Member under a Separate Contract.

  (f)
  DHRI is authorized to act as a UCC Member's delegate with respect to performance of any such UCC Member's rights or obligations under Separate Contracts; provided that, as a delegate of such UCC Member, DHRI will not provide or receive products without corresponding compensation (for example, in the form of payment, in-kind product, or a combination thereof) from or to, respectively, such UCC Member or its designee. DHRI is not liable for Claims (as defined in Section 8(E), below) made by third parties with respect to the acts or omissions of DHRI when acting as delegate for a UCC Member, except to the extent such Claims arise as a result of DHRI's gross negligence or willful misconduct.

  (g)
  UCC shall cause the UCC Subsidiaries to fully accept, abide by, and comply with, the terms and conditions of this Agreement.

  (h)
  Appointment as agent.

  (1)
  UCC hereby makes, constitutes and appoints DHRI as its true and lawful attorney-in-fact and empowers DHRI to act for UCC as UCC's agent during the term of this Agreement in matters connected with the services (for example, arranging the supply or sale of products or utilities, including but not limited to arrangements between UCC and DHRI or UCC and DHRI Affiliates) and products supplied under this Agreement. Specifically, DHRI has the authority to issue and execute those business documents and contracts in the name of UCC which are necessarily issued in conjunction with the services and products being provided by DHRI to UCC under this Agreement. DHRI accepts such appointment and grant. To the extent applicable, UCC shall cause each UCC Subsidiary to make a similar appointment and grant, and DHRI hereby accepts such appointment and grant. DHRI is not liable for Claims (as defined in Section 8(E), below) made by third parties with respect to the acts or omissions of DHRI when acting as agent for a UCC Member, except to the extent such Claims arise as a result of DHRI's gross negligence or willful misconduct.

  (2)
  (A) For DHRI to provide electricity-related services to UCC Members in an efficient manner, DHRI may from time to time enter energy related agreements in DHRI's name and/or in a UCC Member's name that affect, or otherwise relate to, such UCC Member's electricity matters ("Power Agreements").

  (B) UCC, for itself and on behalf of the UCC Subsidiaries, hereby authorizes and gives consent to DHRI to enter Power Agreements in DHRI's and/or a UCC Member's name. The Power Agreements provide for electricity-related matters applicable to one or more UCC Members which may include, without limitation, commitments regarding a QSE, REP, scheduling, pooling, ancillary services and marketing services.

  (C) UCC, for itself and on behalf of the UCC Subsidiaries, hereby (i) authorizes and consents to DHRI taking actions for a UCC Member with respect to Power Agreements regarding such UCC Member's electricity matters, (ii) agrees to comply with Power Agreements and with DHRI's requests related thereto, and (iii) acknowledges and agrees that DHRI is entering Power Agreements and providing, coordinating or arranging for electricity-related services under Power Agreements within the scope of the services contemplated under this Agreement.

  (D) UCC, for itself and on behalf of the UCC Subsidiaries, hereby acknowledges that any prior Power Agreements entered into by DHRI, and related actions by DHRI of the nature described in this Agreement that are applicable to a UCC Member's electricity matters, are fully ratified, authorized and accepted by UCC, the UCC Subsidiaries, and DHRI.

  (E) Notwithstanding the termination, expiration or cancellation of this Agreement, it is hereby agreed that, with respect to any UCC Group locations, (i) as long as any Power Agreement has not yet fully expired, been fully cancelled, or been otherwise fully terminated, the provisions of Section 3(h)(2)(C) above shall remain in full force and effect, and shall not expire, be cancelled or otherwise be terminated, and (ii) for the time period any Power Agreement extends beyond the termination, expiration or cancellation of this Agreement, UCC will reimburse, or cause the applicable UCC Member to reimburse, DHRI for any third party costs incurred by DHRI with respect to such Power Agreement and the products and services provided to UCC Group thereunder.

4.     COMPENSATION and DELIVERY TERMS

  (a)
  As compensation for the products and services supplied by DHRI under this Agreement, UCC (subject to Section 4(e), below) shall pay Product Charges and a Service Commission, as follows:

  (1)
  Product Charges

  (A)
  For hydrocarbon feedstocks supplied by DHRI under this Agreement, UCC shall pay to DHRI the Net Supply Cost thereof.

  (B)
  For fuels supplied by DHRI under this Agreement, UCC shall pay to DHRI the Net Supply Cost thereof.

  (C)
  For monomers and aromatics supplied by DHRI under this Agreement, UCC shall pay to DHRI the Net Supply Cost thereof.

  (D)
  For electricity supplied by DHRI under this Agreement, UCC shall pay to DHRI the Net Supply Cost thereof.

  (2)
  Service Commission—For all of the services supplied under Section 3(a)(2) of this Agreement, UCC shall pay a commission to DHRI, which shall be calculated as follows:

  (A)
  0.65 cents per pound ($6.50 per thousand pounds) of ethylene and propylene consumed by UCC at the Major Sites; plus

  (B)
  3.0 cents per million BTUs of natural gas consumed by UCC at the Major Sites; plus

  (C)
  $1.00 per megawatt hour of electricity procured for or sold for the Major Sites (including without limitation electricity supplied to a UCC Member by DHRI or purchased from a UCC Member by DHRI).

  (b)
  Delivery terms:    (1) Product Charges include delivery of products supplied by DHRI to the applicable Delivery Point, and title to and risk of loss for product supplied by DHRI hereunder shall pass at the applicable Delivery Point. (2) The UCC Group shall not pay separate charges for pipeline transportation or storage in Texas- or Louisiana-based assets of DHRI or DHRI Affiliates.

  (c)
  Riverside.    As part of the consideration for the products and services received hereunder, UCC hereby acknowledges that it has received full, complete and adequate compensation with respect to UCC's lease to a third party (pre-existing the Effective Date) of a certain ten-mile segment of six-inch pipeline (the so-called Riverside pipeline) in Assumption, Ascension and Iberville Parishes, Louisiana ("Riverside Lease"), and no further compensation from DHRI or DHRI Affiliates is due to UCC in connection with the Riverside Lease.

  (d)
  Renegotiation of Product Charges or Service Commission—Either UCC or DHRI may request a re-negotiation of Product Charges and/or the Service Commission upon thirty (30) days prior written notice, and the parties shall promptly negotiate in good faith to establish such new Product Charges and/or a new Service Commission.

  (e)
  Notwithstanding any other provision of this Agreement, DHRI shall accept payment from any UCC Subsidiary for some or all of any amount due to DHRI under this Agreement, but UCC shall remain fully responsible and liable for any unpaid amounts due to DHRI under this Agreement.

5.     PRODUCT SPECIFICATIONS; LIMITED WARRANTY; ASSUMPTION OF RISK

  DHRI warrants that all product purchased from DHRI by a UCC Member hereunder shall meet the specifications set forth in Exhibit A. THE FOREGOING IS DHRI'S SOLE WARRANTY REGARDING PRODUCTS AND SERVICES SUPPLIED UNDER THIS AGREEMENT, AND IS MADE EXPRESSLY IN LIEU OF AND EXCLUDES ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND ALL OTHER EXPRESS OR IMPLIED WARRANTIES INCLUDING WITHOUT LIMITATION THOSE PROVIDED BY STATUTE OR COMMON LAW. DHRI MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS OR SERVICES SUPPLIED HEREUNDER. EACH UCC MEMBER, WITH RESPECT TO ANY PRODUCT RECEIVED BY SUCH UCC MEMBER HEREUNDER, ASSUMES ALL RISK, RESPONSIBILITY AND LIABILITY RESULTING FROM THE USE OR APPLICATION OF SUCH PRODUCT, AND DHRI SHALL HAVE NO LIABILITY OR RESPONSIBILITY WHATSOEVER FOR THE USE OR APPLICATION OF ANY SUCH PRODUCT.

6.     TERMS OF PAYMENT

  (a)
  Estimated Monthly Invoice—At the beginning of each calendar month DHRI shall submit to UCC an estimated invoice, or set of estimated invoices, covering the products and services that it is anticipated DHRI will supply under this Agreement during such month (the "Estimated Invoice(s)"). The Estimated Invoice(s) shall be based on DHRI's projection of the volume of, and compensation payable for, products and services to be supplied by DHRI under this Agreement during such month. If fully and timely paid in accordance with the terms and provisions of Section 6(b), below, the amount payable on each Estimated Invoice shall be subject to a prepayment discount ("Discount") based upon a discount rate determined in accordance with Section 6(d), below (the "Discount Rate"), applied for a forty (40) day time period.

  (b)
  Payment—UCC shall pay each Estimated Invoice within five (5) business days of its receipt by UCC.

  (c)
  Invoice Adjustment—Promptly after the end of each calendar month, DHRI shall prepare a final statement (the "Final Statement") setting forth the difference between (x) the amount of each Estimated Invoice issued in respect of such month (without taking into account the available Discount or any credit or debit resulting from the application of the last sentence of this Section 6 (c)) and (y) the actual volume of and compensation for, determined in accordance with Section 4 of this Agreement, products and services supplied by DHRI under this Agreement during such month. If the Final Statement for any month evidences an overcharge by DHRI pursuant to an Estimated Invoice for such month, the amount of such difference shall be credited to UCC. If the Final Statement for any month evidences an undercharge by DHRI pursuant to an Estimated Invoice for such month, the amount of such difference shall be debited to UCC. Any such credit or debit shall either be invoiced separately or applied against, or included on, the next applicable Estimated Invoice(s) submitted by DHRI to UCC.

  (d)
  Discount Rate—The Discount Rate applicable with respect to the full and timely payment of an Estimated Invoice shall be the London interbank rate ("LIBOR") plus two and one-half percent (2.5%) per annum. LIBOR shall be determined as the rate for deposits in U.S. Dollars for a period of one month which appears on the Telerate page 3750 as of 11.00 a.m., London time, on the date that is the last business day of the calendar month immediately preceding the month to which the Estimated Invoice applies.

7.     MEASUREMENT

  The determination of quantity and quality of product purchased by a UCC Member from DHRI hereunder shall be made in accordance with the customary procedures and practices of the industry.

8.     CLAIMS, REMEDIES, LIMITATION OF DAMAGES and INDEMNIFICATION

  (A)
  IF ANY PRODUCT PURCHASED BY A UCC MEMBER FROM DHRI UNDER THIS AGREEMENT DOES NOT MEET APPLICABLE SPECIFICATIONS, DHRI SHALL HAVE THE RIGHT IN ITS DISCRETION, AS THE UCC MEMBER'S SOLE REMEDY, EITHER TO REPLACE IT OR REFUND THE PRODUCT CHARGE PAID TO DHRI FOR THE PRODUCT WHICH IS THE SUBJECT OF THE CLAIM.

  (B)
  HOWEVER, AND IN ANY EVENT, DHRI'S MAXIMUM LIABILITY FOR DAMAGES IN RESPECT OF ANY AND ALL CLAIMS WHATSOEVER ARISING HEREUNDER WITH RESPECT TO

  (1)
  PRODUCTS PURCHASED BY A UCC MEMBER FROM DHRI UNDER THIS AGREEMENT SHALL NOT EXCEED, IN THE AGGREGATE, THE PRODUCT CHARGE PAID TO DHRI FOR THE AMOUNT OF PRODUCT TO WHICH SUCH DAMAGES RELATE, AND

  (2)
  SERVICES SUPPLIED BY DHRI TO A UCC MEMBER UNDER THIS AGREEMENT SHALL NOT EXCEED, IN THE AGGREGATE, THE FOLLOWING AMOUNTS:

  (a)
  WITH RESPECT TO ARRANGING THE SUPPLY OF FUELS, HYDROCARBON FEEDSTOCKS, MONOMERS, AROMATICS, ELECTRICITY, STEAM AND UTILITIES ("ARRANGED SUPPLY"), TWO PERCENT (2%) OF THE AMOUNT PAID BY THE UCC MEMBER FOR THE ARRANGED PURCHASES TO WHICH SUCH DAMAGES RELATE;

  (b)
  WITH RESPECT TO ARRANGING THE SALE OF MONOMERS, AROMATICS, ELECTRICITY, STEAM AND UTILITIES ("ARRANGED SALES"), TWO PERCENT (2%) OF THE AMOUNT RECEIVED BY THE UCC MEMBER FOR THE ARRANGED SALES TO WHICH SUCH DAMAGES RELATE; AND

  (c)
  FOR ALL OTHER SERVICES INVOLVED IN SUCH CLAIMS, ONE HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($125,000.00) PER MONTH (A MINIMUM OF ONE MONTH) FOR EACH MONTH OF THE TERM FALLING WITHIN THE PERIOD TO WHICH SUCH DAMAGES RELATE.

  (C)
  NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, IN NO EVENT SHALL DHRI BE LIABLE FOR (1) PROSPECTIVE OR LOST PROFITS, (2) SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR (3) ANY CLAIM BASED ON PRODUCT QUALITY WITH RESPECT TO PRODUCT WHICH, FOLLOWING DELIVERY TO A UCC MEMBER, HAS BEEN MIXED WITH ANY OTHER MATERIAL OF ANY KIND (WHETHER OR NOT SUPPLIED IN CONNECTION WITH THIS AGREEMENT), OR HAS BEEN PROCESSED IN ANY MANNER.

  (D)
  WITHIN SIXTY (60) DAYS AFTER A UCC MEMBERS LEARNS, OR SHOULD REASONABLY HAVE LEARNED, OF ANY CLAIM WITH RESPECT TO THE PRODUCTS OR SERVICES SUPPLIED BY DHRI UNDER THIS AGREEMENT, UCC OR SUCH UCC MEMBER SHALL INFORM DHRI IN WRITING OF THE CLAIM OR THE CLAIM IS WAIVED.

  (E)
  (1) TO THE EXTENT PERMITTED BY APPLICABLE LAW, UCC ASSUMES THE ENTIRE RESPONSIBILITY AND LIABILITY FOR, AND SHALL PROTECT, DEFEND, INDEMNIFY, AND HOLD HARMLESS DHRI FROM AND AGAINST, ANY AND ALL CLAIMS WHICH ARE MADE, ASSERTED OR ALLEGED AGAINST DHRI BY ANY ONE OR MORE UCC MEMBERS OR ANY OTHER PERSON, OR WHICH ARISE IN FAVOR OF ANY ONE OR MORE UCC MEMBERS OR ANY OTHER PERSON, ORIGINATING FROM ANY SOURCE IN CONNECTION WITH (A) DHRI ACTING AS AN AGENT OR DELEGATE FOR ANY ONE OR MORE UCC MEMBERS, AND/OR (B) THE FAILURE OF A UCC SUBSIDIARY TO FULLY ACCEPT, ABIDE BY, OR COMPLY WITH, THE TERMS OF THIS AGREEMENT,

  AND/OR (c) ARRANGED PURCHASES AND/OR ARRANGED SALES, AND/OR (d) THE USE OR APPLICATION, by A UCC MEMBER OR ANY OTHER PERSON, OF ANY PRODUCT SUPPLIED UNDER THIS AGREEMENT.

    IT IS DHRI AND UCC'S INTENT REGARDING SUCH CLAIMS THAT, SUBJECT TO SECTION 8(E)(2) BELOW, TO THE EXTENT PERMITTED BY APPLICABLE LAW, UCC SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS DHRI AGAINST ALL OF THE CONSEQUENCES OF

      (X)
      (I) THE NEGLIGENCE, FAULT, AND/OR STRICT LIABILITY OF DHRI OCCURRING JOINTLY, CONCURRENTLY, AND/OR COMPARATIVELY WITH THE NEGLIGENCE, FAULT, AND/OR STRICT LIABILITY OF A UCC MEMBER AND/OR ANY PERSON OTHER THAN DHRI, OTHER THAN THE SOLE NEGLIGENCE, IMPUTED SOLE NEGLIGENCE, SOLE FAULT AND/OR SOLE STRICT LIABILITY OF DHRI ADDRESSED IN SECTION 8(E)(2)(X)(II) BELOW; AND

      (X)
      (II) THE SOLE NEGLIGENCE, IMPUTED SOLE NEGLIGENCE, SOLE FAULT, AND/OR SOLE STRICT LIABILITY OF DHRI, UNMIXED WITH NEGLIGENCE, GROSS NEGLIGENCE, FAULT, AND/OR STRICT LIABILITY OF A UCC MEMBER AND/OR ANY PERSON OTHER THAN DHRI; AND

      (Y)
      THE NEGLIGENCE, GROSS NEGLIGENCE, FAULT, AND/OR STRICT LIABILITY OF A UCC MEMBER AND/OR ANY PERSON OTHER THAN DHRI, INCLUDING BUT NOT LIMITED TO JOINT, COMPARATIVE, AND/OR CONCURRENT NEGLIGENCE, FAULT, AND/OR STRICT LIABILITY OF SUCH UCC MEMBER AND/OR ANY PERSON OTHER THAN DHRI.

    (2)
    NOTWITHSTANDING THE FOREGOING, (A) UCC'S OBLIGATIONS UNDER THE PROVISIONS OF SECTION 8(E)(1) SHALL NOT EXTEND TO ANY CLAIMS OF GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR BREACH OF THIS AGREEMENT WHICH ARE MADE, ASSERTED OR ALLEGED AGAINST DHRI BY ANY ONE OR MORE UCC MEMBERS, AND (B) UCC'S INDEMNITY AND HOLD HARMLESS OBLIGATIONS UNDER THE PROVISIONS OF SECTION 8(E)(1) SHALL NOT EXTEND TO ANY CLAIMS OF PERSONS OTHER THAN UCC MEMBERS WHICH ARISE AS A RESULT OF DHRI'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT (FOR THE AVOIDANCE OF DOUBT, UCC'S OBLIGATIONS TO PROTECT AND DEFEND SUCH CLAIMS ARE NOT EXCLUDED BY THIS SECTION 8(E)(2)(B)).

    (3)
    DEFINITIONS—AS USED IN THIS SECTION 8(E):

      (a) "BODILY INJURY" MEANS ANY BODILY INJURY OF ANY KIND OR CHARACTER, INCLUDING WITHOUT LIMITATION, ANY ONE OR MORE OF THE FOLLOWING, COLLECTIVELY AND INDIVIDUALLY: PHYSICAL PAIN AND SUFFERING, ILLNESS, SICKNESS, DISEASE, IMPAIRMENT OF PHYSICAL CONDITION OF THE BODY, OR DEATH, AS WELL AS ANY PERSONAL INJURY INCLUDING, BUT NOT LIMITED TO, ANY INVASION OF PERSONAL RIGHTS SUCH AS LIBEL OR SLANDER, CIVIL RIGHTS VIOLATION, INVASION OF PRIVACY, TORTIOUS INTERFERENCE WITH A CONTRACT, OR MENTAL SUFFERING OF ANY TYPE.

      (b) "CLAIMS" MEANS ALL CLAIMS OF ANY KIND OR CHARACTER, INCLUDING WITHOUT LIMITATION, ANY ONE OR MORE OF THE FOLLOWING, COLLECTIVELY AND INDIVIDUALLY: LOSSES, COSTS (INCLUDING, BUT NOT LIMITED TO, ATTORNEYS' FEES, COURT COSTS, AND OTHER COSTS OF SUIT), DEMANDS, DAMAGES, JUDGMENTS, PENALTIES, LIABILITIES, DEBTS, EXPENSES, LAWSUITS AND CAUSES OF ACTION OF WHATEVER NATURE AND CHARACTER, WHETHER ARISING OUT OF OR RELATED TO CONTRACT (INCLUDING, WITHOUT LIMITATION, RELATED TO DELAYED DELIVERY, NON-DELIVERY, PRODUCT QUALITY OR DEFECTIVE PRODUCT), TORT, STRICT LIABILITY, BREACH OF WARRANTY, PRODUCTS LIABILITY, MISREPRESENTATION, VIOLATION OF APPLICABLE LAW, AND/OR ANY SOURCE OR CAUSE WHATSOEVER, WITHOUT LIMIT AND WITHOUT REGARD TO THE CAUSE OR CAUSES

      THEREOF, INCLUDING, WITHOUT LIMITATION, CLAIMS ARISING OUT OF OR ALLEGED TO ARISE OUT OF BODILY INJURY OR LOSS OF PROPERTY.

      (c) "PERSON" MEANS ANY NATURAL PERSON, OR ANY COMPANY, CORPORATION, GENERAL OR LIMITED PARTNERSHIP, LIMITED LIABILITY COMPANY, JOINT VENTURE, ORGANIZATION, ASSOCIATION, OR OTHER ENTERPRISE OR ENTITY.

9.     FORCE MAJEURE

  Failure (in whole or in part) or delay on the part of either DHRI or a UCC Member in performance of any of the obligations imposed upon it shall be excused and such party shall not be liable for damages or otherwise when such failure or delay is beyond the control of DHRI or such UCC Member ("force majeure event"). Such events include, but are not limited to, the following: labor difficulties, total or partial loss or shortage of raw component material or products ordinarily required by DHRI; breakdown, either total or partial, of either party's equipment, or act of God or nature. However, the settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty. DHRI agrees to give written notice to UCC, and UCC agrees to give written notice (for itself and on behalf of the other UCC Members) when experiencing a force majeure event as soon as practicable.

  Upon cessation of the cause or causes for any such failure or delay, performance hereof shall be resumed as soon as practicable. Such failure or delay shall not operate to extend the duration of this Agreement nor obligate either DHRI or any UCC Member to make up deliveries or receipts of product. If, by reason of any such circumstances, DHRI's supply of product shall be insufficient to meet all of its requirements, DHRI shall apportion among any and all existing contract purchasers, including without limitation its Affiliates, in an equitable manner so that all parties share the product in proportion to their take prior to the circumstance reducing availability.

10.   PATENTS

  DHRI does not assume patent responsibility for the use by a UCC Member of product delivered hereunder. The use of product may or may not constitute an infringement of patents. A UCC Member receiving product hereunder assumes full responsibility and liability for patent infringement in connection with any use of such product by such UCC Member.

11.   TAXES

  In addition to the amounts to be paid under Section 4, above, (a) with respect to products purchased by a UCC Member from DHRI under this Agreement, such UCC Member shall also pay all taxes and duties, other than taxes measured by DHRI's net income, that are increased or levied, now or in the future, in connection with the manufacture, sale, use, consumption, storage, transportation or disposal of such products, and (b) with respect to services supplied by DHRI to a UCC Member under this Agreement, such UCC Member shall also pay all taxes and duties, other than taxes measured by DHRI's net income, that are increased or levied, now or in the future, in connection with the supply of such services

12.   WAIVER

  No claim or right arising out of a breach of this Agreement can be discharged in whole or in part unless agreed to in writing executed by DHRI and UCC. Any such waiver shall not be deemed to be a waiver of any subsequent breach.

13.   ASSIGNMENT

  No right or obligation under, or interest in, this Agreement shall be assigned without prior written consent of both DHRI and UCC; provided, however, that DHRI may assign any part of its interest in, or any of its rights or obligations under, this Agreement to any DHRI Affiliate at any time without prior written consent from UCC.

14.   APPLICABLE LAW

  This Agreement shall be governed by the laws of the State of Texas, without regard to the conflict of laws principles thereof.

15.   ENTIRETY OF AGREEMENT; SEVERABILITY

  (a)
  This Agreement merges all prior understandings between DHRI and UCC regarding the subject matter of this Agreement. No prior dealings between the parties and no usage of trade shall be relevant to supplement or explain any term used herein. All obligations, agreements, and understanding are expressly set forth herein and are not enforceable unless embodied herein. As of the Effective Date, (1) the First Amended Agreement is hereby amended and restated, and neither UCC nor DHRI shall have any further rights, duties or obligations under the First Amended Agreement; provided, however, that as promptly as possible and by no later than August 31, 2005, the invoice adjustment process described in Section 6(c) of the First Amended Agreement shall be completed for the estimated invoices issued under the First Amended Agreement, such that any credit or debit determined by such process shall either be invoiced separately or shall be applied against, or included on, the next applicable Estimated Invoice(s) submitted by DHRI to UCC under this Agreement, and (2) the Electricity Agreement and Acknowledgement entered into by UCC and DHRI effective January 1, 2003 (the "EAA"), is hereby terminated, and neither UCC nor DHRI shall have any further rights, duties or obligations under the EAA.

  (b)
  To the degree that a party finds it convenient to employ their standard forms of purchase order or acknowledgement of order in administering their terms of this Agreement, such party may do so but none of the terms and conditions printed or otherwise appearing on such form shall be applicable except to the extent that it specifies information required to be furnished hereunder.

  (c)
  Should any indemnification provisions set forth in this Agreement be limited by any law then applicable to this Agreement, this Agreement shall automatically be deemed amended to provide indemnification under this Agreement to the maximum extent permitted by such applicable law. However, and in any event, if any provision of this Agreement is held invalid, the invalidity shall not affect other provisions or application of the Agreement which can be given effect without the invalid provision or application, and to this end the provisions of this Agreement are declared to be severable.

16.   NOTICE

  All notices, demands, requests and other communications provided for in this Agreement shall be given in writing, delivered in person (including without limitation via commercial courier) or via Certified or Registered U.S. Mail, with return receipt, and addressed to the party to be notified as follows:

DHRI	UCC
Dow Hydrocarbons and Resources Inc. Houston Dow Center 400 West Sam Houston Parkway South Houston, Texas 77042 Attn: Legal Department	Union Carbide Corporation 400 West Sam Houston Parkway South Houston, Texas 77042 Attn: President

  or, in the case of either UCC or DHRI, to such other address as such party may hereafter specify by written notice to the other. All such notices, requests and communications shall be effective upon receipt.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

UNION CARBIDE CORPORATION		DOW HYDROCARBONS AND RESOURCES INC.
By:	/s/ E. W. RICH	By:	/s/ R. W. JEWELL
Title:	Chief Financial Officer, Vice President, and Treasurer	Title:	Vice President
ACKNOWLEDGED and AGREED as to Section 3(b):
THE DOW CHEMICAL COMPANY
By:	/s/ CRAIG B. BARRY
Title:	Authorized Representative

EXHIBIT A

1.    Representative Products.    The following is representative list of the products to be supplied to the UCC Group in connection with this Agreement (i.e., some or all of the following products, as well as products not listed, will be supplied to the UCC Group under this Agreement):

B-P Mix	Hydrocarbon Residual
Benzene	Mixed Butanes
Butadiene	N-butane
Coal	Naphtha
Condensate	Natural Gas
Crude Butadiene	Propane
Cumene	Propylene
E-P Mix	Pyrolysis Gasoline
Ethane	Styrene
Ethylene	Toluene
Fuel Oil	Electricity
Steam	Utilities

2.    Specifications.    All products purchased by a UCC Member from DHRI under this Agreement shall meet the then-current DHRI product specification or such specifications as DHRI reasonably determines (e.g., in connection with any of the services or consultation provided by DHRI under this Agreement) will meet such UCC Member's product quality requirements.

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  EXHIBIT 10.3
EXHIBIT A